UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2015

CASEY'S GENERAL STORES, INC.
(Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of incorporation)

001-34700	42-0935283

(Commission File Number)	(IRS Employer Identification No.)

One Convenience Blvd., Ankeny, Iowa	50021

(Address of principal executive Offices)	(Zip Code)

515/965-6100
(Registrant's telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2015, the Board of Directors ("Board") of Casey's General Stores, Inc. (the "Company") accepted the decision of Robert J. Myers, Chief Executive Officer, to retire on April 30, 2016 as contemplated in his Employment Agreement with the Company, and elected Terry W. Handley, currently the President and Chief Operating Officer of the Company, to the office of Chief Executive Officer effective as of the date of Mr. Myers' retirement. Mr. Handley will continue to serve as President and Chief Operating Officer until succeeding to the Chief Executive Officer position. No compensatory arrangements with respect to Mr. Handley's service as Chief Executive Officer have been determined, and will be considered by the Compensation Committee of the Board in the coming months.

A copy of the Company's press release relating to the foregoing matters is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

The exhibits accompanying this report are listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY'S GENERAL STORES, INC.

Date: July 13, 2015	By:	/s/ William J. Walljasper

William J. Walljasper
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit No.        Description

99.1            Press Release issued by Casey's General Stores, Inc.
on July 13, 2015.